UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

THE BANK OF NEW YORK MELLON CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2614959
(State of incorporation or organization)	(IRS Employer Identification No.)

One Wall Street
New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing a 1/4,000th interest in a share of Series C Noncumulative Perpetual Preferred Stock	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-167832

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the Series C Noncumulative Perpetual Preferred Stock, liquidation preference $100,000 per share, par value $0.01 per share (the “Series C Preferred Stock”), of The Bank of New York Mellon Corporation (the “Registrant”) as well as the description of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/4,000th interest in a share of the Series C Preferred Stock to be registered hereunder is incorporated herein by reference to the descriptions included under the captions “Description of the Series C Preferred Stock” and “Description of Depositary Shares”, respectively, in the Prospectus Supplement, dated as of September 12, 2012, as filed with the Securities and Exchange Commission (the “Commission”) on September 14, 2012 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated as of June 28, 2010, included in the Registration Statement on Form S-3 (No. 333-167832) of the Registrant, as filed with the Commission on June 28, 2010. Such sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-52710), as filed with the Commission on July 2, 2007).

3.2	Certificate of Designations of the Registrant with respect to the Series C Preferred Stock, dated September 13, 2012.

3.3	Amended and Restated By-Laws of the Registrant, as amended and restated on July 10, 2007 and subsequently amended on April 14, 2009, August 11, 2009, February 9, 2010, July 2, 2010 and October 12, 2010 (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 000-52710) for the year ended December 31, 2010, as filed with the Commission on February 28, 2011).

4.1	Form of Deposit Agreement, by and among the Registrant, Computershare Shareowner Services LLC, as depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of certificate representing the Series C Preferred Stock (included as Exhibit A to Exhibit 4.1).

4.3	Form of depositary receipt representing the Depositary Shares (included as Exhibit B to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 14, 2012	The Bank of New York Mellon Corporation

	By:	/s/ CRAIG T. BEAZER
Name: Craig T. Beazer
Title: Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

3.1	Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 000-52710), as filed with the Commission on February on July 2, 2007

3.2	Certificate of Designations of the Registrant with respect to the Series C Preferred Stock, dated September 13, 2012	Filed herewith

3.3	Amended and Restated By-Laws of the Registrant, as amended and restated on July 10, 2007 and subsequently amended on April 14, 2009, August 11, 2009, February 9, 2010, July 2, 2010 and October 12, 2010	Incorporated by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 000-52710) for the year ended December 31, 2010, as filed with the Commission on February 28, 2011

4.1	Form of Deposit Agreement, by and among the Registrant, Computershare Shareowner Services LLC, as depositary, and the holders from time to time of the depositary receipts described therein	Filed herewith

4.2	Form of certificate representing the Series C Preferred Stock	Included as Exhibit A to Exhibit 4.1

4.3	Form of depositary receipt representing the Depositary Shares	Included as Exhibit B to Exhibit 4.1